Translation from Bulgarian language

ATTENTION TO
MINISTER OF JUSTICE, REGISTRY AGENCY
EXPERTISE
for the valuation of a contribution in kind
According to Act No. 20240318194933 / 03/20/2024
OF THE REGISTRY AGENCY

1. Fantina Rangelova Rangelova, Sofia (Capital), Capital Municipality, Sofia, ZIP code: 1000, 1A Sultan Tepe Str., e-mail: fantina_frp@abv.bg

2. Biyanka Pencheva Pandeva, region Sofia (Capital), Capital Municipality, Sofia, ZIP code: 1680, Ovcha Kupel housing estate, 1 Frank Lloyd Wright Str., e-mail: bianka67@abv.bg

3. Lyubomir Panchev Mutafchiev, region Sofia (Capital), Capital Municipality, Sofia, ZIP code: 1421, 59 Milin Kamak Str., e-mail: liybomir@gmail.com

I. ASSIGNMENT OF THE EXPERT VALUATION

As per the EXPERT APPOINTMENT ORDER No. 20240318194933/ 03/20.2024, in conjunction with the Order No. 20240318194933-3/ 03/27/2024, in accordance with Article 72, paragraph 2 of the Commercial Law, the Registration Officer assigns a valuation expert with the responsibility: preparation of a valuation report for a non-monetary contribution to the capital of 1. NIKA EUROPE OOD, UIC: 206925008.

importers, partners/shareholders

NIKA PHARMACEUTICALS EOOD, UIC: 175420503

Type of in-kind contribution: Title to the following real estate:

☒

Land with identifier 52012.71.983 (fifty two thousand and twelve point seventy one point nine hundred and eighty three), according to the cadastral map and cadastral registers, approved by order RD-18-572/ 08/16/2019 of the Executive Director of the Agency of Geodesy, Cartography and Cadaster, with the last amendment of the cadastral map and cadastral registers affecting the immovable property as of 07/06/2022, with address: Novi Han village, Elin Pelin Municipality, Sofia District, with an area of 4,464 (four thousand four hundred and sixty-four) square meters, permanent land use – agricultural, type of permanent use – for other type of manufacturing, warehouse, previous identifier – none, previous plan number 000983 (nine hundred and eighty-three), neighbors: properties with identifiers 52012.71.329 (fifty-two thousand and twelve point seventy-one point three hundred and twenty- nine), 52012.179.532 (fifty-two thousand and twelve point one hundred and seventy- nine point five hundred and thirty-two), along with the structure built on the property.

Telephone:	+359 888 122 853	Website: www. slovored2020. com
	+359 887 956 595	E-mail: office@slovored2020. com
HQ:	Office 13, 110A Bulgaria Blvd.,
	Sofia 1618, Bulgaria	Page 1 of 16

☒

Building with identifier 52012.71.983.1 (fifty two thousand and twelve point seventy one point nine hundred and eighty three point one), on the cadastral map and cadastral registers, approved by order RD-18- 572/16.08.2019. of the Executive Director of the Agency of Geodesy, Cartography and Cadaster, with the last amendment of the cadastral map and cadastral registers affecting the immovable property from 07/06/2022, 52012.71.983 (fifty two thousand and twelve point seventy one point nine hundred and eighty three), with a building area of 1,551 (one thousand five hundred and fifty one) square meters, number of levels: 1 (one), designation: agricultural building, previous identifier – none, previous plan number – none, with the property's neighbors according to the title deed: from the east – road; from the north – road; from the west – road; from the south – property No. 000329.

II. REASONS FOR FULLFILLMENT OF THE VALUATION

This valuation is based on the grounds of article 72, paragraph 2 of the Commercial Law.

Date of the Valuation

The valuation was carried out as of 04/08/2024.

III. SOURCES OF INFORMATION

The following resources were utilized and validated to facilitate the expertise:

1.	Appointment of Expert Witnesses # 20240318194933/20.03.2024
2.	Nika Pharmaceuticals Ltd. is formally requesting the Registry Agency to assign experts for the valuation of a contribution in kind.
3.	Notarized Title Deed confirming ownership of real estate through prescriptive possession, No. 140, Volume 3, Reg. No. 2931, Case 457/2005.
4.	Notarized Title Deed of real estate transaction through purchase and sale, No. 28, Volume 7, Reg. No. 6094, Case 1131/2007.
5.	Notarized Title Deed for ownership of immovable property No. 50, volume 2, reg. No. 944, file 190/2010.
6.	Building permit No. 255/07.08.2009 of the municipality of Elin Pelin;
7.

Certificate 01/ 01/07/2010 for the initiation of construction: Transformation of a pre- existing reinforced concrete structure into a manufacturing and warehousing facility dedicated to stone processing.

8.	Plan No. 15-752815/ 07/06/2022 of landed estate with identifier 52012.71.983
9.	Plan No. 15-752804-06.07.2022 of a building with identifier 52012.71.983.1
10.	Inspection carried out on site: information from real estate agencies and websites

IV. CONSTRAINTS AND ASSUMPTIONS

☒	report, along with the analyses, summaries, and conclusions encapsulated within, are grounded on the subsequent constraints:
☒

The valuators involved in this valuation have wholly depended on data, facts, and documentation supplied by the developer and/or the proprietor of the properties under valuation. These are deemed trustworthy and have not been subjected to additional verification;

☒	The responsibility for the information provided lies solely with the developer and/or the property owner;

☒	The valuators presume that the foundational information acquired is comprehensive, precise, and correct;
☒	Valuators shall not be held accountable for any incomplete, inaccurate, or erroneous information submitted, despite their diligent efforts to verify and cross-check it;
☒	The analyses and valuations provided in this valuation are relevant only to the specific objective outlined in the report and are not applicable beyond the context of this report;
☒

No legal or other form of analysis of the subject matter of the valuation has been conducted in the creation of this valuation, beyond the procedures and methodology empl oyed and detailed in this document;

☒	The information, judgments, and opinions contained in this valuation, sourced from parties other than the signatories of the report, are considered reliable but have not been independently verified;
☒	The liability of the valuators in relation to this expert report is limited to the amount of the fee received for its preparation, in accordance with the Act appointing the valuators;
☒	The valuators who have signed this report have no current or future interest in the subject matter of the valuation;
☒	The valuators are not related to the principal, the owner, or the user of the object of the valuation as per § 1, item 3 of the Tax Insurance Procedure Code and have no obligations towards them.

The following requirements have been met in the preparation of this report:

☒	Commercial Law – Article 72 and Article 73;
☒	Independent Valuators Act;
☒	Valid valuation standards – Bulgarian Valuation Standards /BVS/ in force since 06/01/2018;
☒	The Code of Professional Ethics of the Chamber of Independent Valuators;

The experts who have signed this report have no present or future interest in the subject matter of the valuation.

V. EXPLANATORY MEMORANDUM

V.1. BRIEF PRESENTATION OF THE PARTIES

NIKA PHARMACEUTICALS EOOD

1. UIC:	175420503
2. Company name	NIKA PHARMACEUTICALS
3. Legal form	Single owner limited liability company
5. Seat and registered office	District: Sofia (Capital), Municipality: Capital Municipality; City: Sofia, ZIP code: 1680 Krasno Selo district 61A Nishava Str., level 3, apartment 6

6. Objects	Production and trading in pharmaceutical and medicinal products, pharmaceutical preparations, substances, cosmetics, chemical and food products, nutritional supplements, cosmetics; import and export, re-export; commercial representation and brokerage, and all other activities not prohibited by law, and the activities that require a permit or license regime – after the appropriate permit or license .
7. General Manager	Dimitar Slavchev Savov
23. Single owner of the capital	Dimitar Slavchev Savov
EQUITY
31. Amount	BGN 5000
32. Paid-in capital	BGN 5000

The capital of the company amounts to BGN 5,000 (five thousand), split into 100 (one hundred) shares of BGN 50 (fifty) each.

NIKA EUROPE OOD

1. UIC:	206925008
2. Company name
3. Legal form	Limited liability company
4. Seat and registered office	District: Sofia (Capital), Municipality: Capital Municipality; City: Sofia, ZIP code: 1680 Krasno Selo district 61A Nishava Str., level 3, apartment 6
5. Objects

Manufacture and sale of pharmaceutical products, both wholesale and retail, acquisition of goods and other items for resale either in their original state or after processing, engaging in commercial operations – including both import and export activities, conducting warehousing services, leasing of both movable and immovable properties, acting as commercial representatives and agents for both Bulgarian and foreign individuals and legal entities domestically and internationally, along with undertaking any other activities not forbidden by law.

6. General Manager	Dimitar Slavchev Savov
7. Members

Dimitar Slavchev Savov, Country: BULGARIA, shareholding: BGN 100.

Nika Pharmaceuticals, Inc., Identification: 2004119512, Foreign legal entity, Country: USA, shareholding : BGN 200.

NIKA BIOTECHNOLOGY, INC., identification NV19991213, Foreign legal entity, country: USA, shareholding: BGN 200.

EQUITY
31. Amount	BGN 500
32. Paid-in capital	BGN 500

The capital of the company amounts to 500 /five hundred/, divided into 500 /five hundred/ equal shares with face value of BGN 1 /one/ each, as follows:

☒	Dimitar Slavchev Savov – owner of 100 /one hundred/ shares with face value BGN 1 /one/ each, for a total face value 100 /one hundred/ BGN, corresponding to 20%/twenty percent/ of the capital of the company
☒	Nika Pharmaceuticals, Inc., with identification number 2004119512 – owner of 200 /two hundred/ shares with face value 1 /one/ BGN each, for a face value of BGN 200 /two hundred/, corresponding to 40% /forty percent/ of the company's capital
☒	Nika Biotechnologies, Inc., with identification number NV19991213 – owner of 200 /two hundred/ shares with face value of BGN 1 /one/ each, with total face value of BGN 200 /two hundred/, corresponding to 40% /for ty percent/ of the company's capital.

V.2 CONCLUSIONS DERIVED FROM EXAMINATION, PROPRIETARY DOCUMENTS, GEOGRAPHICAL POSITION AND FACILITIES, CADASTRAL AND ZONING STATUS, DESCRIPTION OF THE SUBJECTS UNDER VALUATION

Location

The property under consideration for valuation is situated in the village of Novi Han, within the jurisdiction of the Elin Pelin municipality, in the Sofia region. and 24 km away from Sofia. The location of the property, subject to valuation, is classified as an industrial area – positioned at the entrance of the village, in close proximity to Gara Elin Pelin – a site previously occupied by a farm. The location is marked by the presence of warehouse and manufacturing structures that cater to a variety of operations. The location boasts a well-established infrastructure, inclusive of water supply, electricity, gas, and roads with long-lasting pavement. The area lacks a sewage system, with wastewater being directed into septic tanks. The area is highly accessible in terms of transportation.

Cadastral and zoning status

LAND PROPERTY

Land property with identifier 52012.71.983 , with address: Novi Han village, Elin Pelin Municipality, Sofia District, has surface area of 4,464 square meters, permanent designation of the territory – agricultural, permanent use method – for other type of production, storage site and with the following adjacent plots: properties with identification number 52012.71.329, 52012.179.532 and streets on all three other sides.

The valuated property exhibits a rectangular layout, featuring a declivity that necessitates its division into two terraces, accessible via a ramp and staircase. The property is entirely surrounded by a metallic barrier, composed of columns and metal panels. Vertical development has been implemented – the unoccupied portion of the yard is fully cemented.

Cadastral reference

Source: https://kais.cadastre.bg/bg/Map

Land property 52012.71. 983, Sofia District, Elin Pelin Municipality, Novi Han village, type of property: private, public organizations. Type of territory: Agricultural, HTII. For miscellaneous type of manufacturing, warehouse unit, surface area of 4,464 square meters, legacy identification number: 000983, Approval Order by the Commission of Cartography and Cadaster, No. RD-18-572/16.08.2019 of the Executive Director of the Agency of Geodesy, Cartography and Cadaster.

Reference in the Zoning Plan of Elin Pelin Municipality

Source: http://www.elinpelin.org/,

According to the Zoning Plan (ZP), the plot is a zoned area and falls within the Mixed MultiUse Area.

Mixed Multi-Use Zone – (MMA)
Maximum construction Density in %	maximum intensity quotient	minimum landscaped area	maximum ledge elevation in m .
60	2.0	30	up to 15

For the development encompassing industrial, warehouse, residential, administrative, commercial, and service structures, including workshops, industries that produce harmful emissions and have negative environmental impacts are prohibited. The construction of residential floors and dormitories for enterprise staff is permitted. The development also allows for the establishment of retail stores, food service businesses, pharmacies, medical offices, kindergartens, vocational-technical schools, and professional bases. A minimum of 20% of the land plot should be dedicated to tall tree vegetation. The development indicators for the southern properties will be determined by a Zoning Plan and must not exceed the maximum allowable values stipulated in Article 7, item (2) of Regulation No. 19 of the Ministry of Agriculture and the Ministry of Regional Development and Public Works, as well as the Elin Pelin Master Plan. The restrictions on building height do not apply to production buildings that require a greater height due to operational requirements. The maximum allowable spatial development indices are in line with Chapter 5 of Ordinance No. 7, which outlines the rules and regulations for the zoning development of individual types of territories and zoning development areas, dated 22 December 2003 (Amended in SG, issue 21, 2015)

BUILDING

The structure identified as 52012.71.983.1, situated on land plot 52012.71.983 , serves manufacturing purposes. Initially, it functioned as a cowshed, but underwent significant remodeling and reconstruction in 2010. The construction activities were grounded on:

1. Building Permit No. 255/07.08.2009, issued by Elin Pelin Municipality;

2. Certificate 01/07.01. 2010 for commissioning of a construction site:

Transformation of a pre-existing reinforced concrete hall into a manufacturing and warehousing unit for stone processing.

The building's footprint spans 1551 sq. m, complemented by a terrace that extends across the entire western facade, covering an area of 49 sq. m. Additionally, a partial second floor, which takes up a portion of the building's internal volume, has a floor area of 134.38 sq. m. Consequently, the total floor area post-transformation will amount to 1734.38 sq. m.

Cadastral reference

Source: https://kais.cadastre.bg/bg/Map

Building 52012.71.983.1, Sofia District, Elin Pelin Municipality, Novi Han village, type of property: Private, public organizations, functional designation: Agricultural Building, number of levels: 1, built-up area of 1,551 square meters, order for approval of the Commission for Cartography and Cadaster No. RD-18-572/16.08.2019 of the EXECUTIVE DIRECTOR OF THE AGENCY OF GEODESY, CARTOGRAPHY AND CADASTER.

The construction of the manufacturing facility is modular, consisting of load-bearing pillars and beams made of reinforced concrete, with the peripheral walls being composed of assembled panels. The structure is a singular, voluminous hall. The roof is constructed from reinforced concrete roofing panels. The exteriors of the manufacturing facility are insulated, coated with plaster, and painted. The window frames are made of aluminum.

The configuration of the manufacturing facility is detailed as follows:

☒	A partial second level is dedicated to administrative functions, comprising individual offices, a small kitchen, and a restroom.
☒	The core structure of the building houses two expansive, distinct areas and several smaller spaces designated for various uses such as the primary electrical panel, gas boiler, storage, restroom, etc.

Photograph of the manufacturing facility layout

The interior arrangement is characterized by:

☒	Flooring – the main building features self-leveling antibacterial flooring, while the office area is adorned with self-leveling mosaic and terracotta flooring, and the restrooms are fitted with terracotta flooring;
☒	Walls – finished with plaster and paint, with bathroom walls tiled;
☒	Ceilings – painted roof panels.

The engineering infrastructure incorporates elements such as a central water supply, a sewage system that drains into a sizable septic tank, and gasification. The facility is equipped with its own transformer station boasting a capacity of 400kV. At present, heating is facilitated by air conditioners, with plans underway to install photovoltaic panels on the roof to cater to the site's electricity requirements.

A recent refurbishment involved the interior repainting of walls and ceilings.

The manufacturing facility's technical and operational status has been deemed by the valuators to be in excellent condition.

VI. EVALUATION OF THE IN-KIND CONTRIBUTION

1. Value standard

The evaluation has been compiled in adherence to the stipulations of the Bulgarian Valuation Standards (BVS), which have been in effect since 1 June 2018. These standards align with the Independent Valuators Act (IVA) and are obligatory for all independent valuators registered in the Public Register of the Bulgarian Chamber of Independent Valuators.

Definitions related to the basis of value, according to BVS:

"Value" in the context of object/asset valuation is the monetary representation of the object's or asset's worth, as determined by an independent valuator. This valuation reflects the utility and inherent value of the object or asset for a specific purpose, at a distinct moment in time, within a particular market. It also considers any relevant circumstances that may influence the valuation process.

"Market value" encapsulates information and conditions pertaining to the potential market actualization of the item/asset under appraisal. It does not consider the unique attributes and/or benefits of an item/asset that hold value for a specific owner or buyer. Instead, it mirrors attributes and/or benefits associated with the physical, technical, technological, geographical, economic, legal, and other significant circumstances of the item/asset being appraised by the valuators.

Definitions:

Real estate – BVS is interpreted as properties located in zoned regions, along with structures and construction installations in other regions.

Land Property – a defined tract of territory, inclusive of areas perpetually submerged in water, demarcated based on ownership.

Zoned Land Property – a specific land property whose boundaries, access points from streets, roads, or alleys, designated use, and zoning regulations have been explicitly outlined in the detailed development plan.

2. Valuation method

The Comparative Method is employed, utilizing the Market Comparisons (Analogues) Method.

The comparative strategy determines value by juxtaposing the asset or object under valuation with identical or analogous assets or objects for which pricing data is accessible.

3. Conclusion

Based on the appraisal conducted by the real estate specialists, the Land Property identified as 52012.71.983 , located in the village of Novi Han, within the jurisdiction of Elin Pelin Municipality, Sofia Region, with an area of 4,464 square meters. This property is primarily used for agricultural purposes, but also serves as a site for other types of production and warehousing, together with the Building identified as 52012.71.983.1 , also situated in the village of Novi Han, under the governance of Elin Pelin Municipality, Sofia District, transforming a pre-existing reinforced concrete hall into a manufacturing and warehousing unit for stone processing, covering an area of 1,551 square meters, inclusive of a terrace built alongside the complete western facade, with surface area of 49 square meters and a partial second floor (occupying a portion of the internal building volume) with built-up area = 134,38 square meters. The total built-up area after the restructuring shall become 1734,38 square meters, property of NIKA PHARMACEUTICALS EOOD, UIC: 175420503, detailed in this expertise and as the result of expressing the Market Comparisons (Analogues) Method (please refer to the spreadsheet calculations enclosed herein below), a rounded market value has been defined, for the valuated real property, equal to:

BGN 3,683,800 or 1,883,500 EUR

including:

FOR THE BUILDING: BGN 3,180,200
FOR THE ADJACENT TERRAIN: BGN 503,600

The valuation of the contribution in kind to the capital of NIKA EUROPE OOD, UIC: 206925008, formed from the value of the real estate offered for in-kind contribution, amounts to:

A total of BGN 3,683,800
(three million six hundred and eighty-three thousand eight hundred leva)

[Translator’s note: 3,683,800 BGN is equal to USD 2,045,209 at the date of drafting this report.]

4. Allocation of shares

In consideration of the in-kind contribution of 3,683,800 (THREE MILLION SIX HUNDRED EIGHTY THREE THOUSAND AND EIGHT HUNDRED) LEVA,

the contributing partners/shareholders NIKA PHARMACEUTICALS EOOD, UIC: 175420503 ARE ENTITLED TO A SHARE IN THE CAPITAL OF NIKA EUROPE OOD, UIC: 206925008, DISTRIBUTED AS FOLLOWS:

3,683,800 (three million six hundred and eighty three thousand and eight hundred) company shares with a face value of BGN 1 each.

368 380 (three hundred sixty eight thousand three hundred and eighty) company shares with a face value of BGN 10 each.

36,838 (thirty-six thousand eight hundred and thirty-eight) company shares with a face value of BGN 100 each.

Sofia, April, 2024 Experts: [signature – illegible]

Fantina Rangelova Rangelova

[signature – illegible]
Lyubomir Panchev Mutafchiev

Valuation Expertise on Act No. 20240318194933-3/ 03/27/2024

Comparative Sales Method

Valuation site	Building with identifier 52012.71.983.1, located in the land plot 52012.71.983.1 has production functions. Transforming a pre-existing reinforced concrete hall into a manufacturing and storage facility for stone processing. The building has a floor area of 1,551 sq. m., a terrace built along the entire western elevation with a floor area of 49 sq. m. and a partial second floor (occupying part of the internal volume of the building) with a floor area of 134.38 sq. m. Thus, the total floor area after the reconstruction is 1734,38 sq. m., built in Land plot with identifier 52012.71.983 with an area of 4,464 sq. m., village of Novi Han, municipality of Elin Pelin, Sofia district

	Site under valuation	Analog 1	Analog 2	Analog 3	Analog 4	Analog 5
Type of property	manufacturing building	manufacturing building	manufacturing building	manufacturing building	manufacturing building	manufacturing building
Address	Novi Han village	Grigorevo village, Sofia District	Town of Elin Pelin	Town of Elin Pelin	Ravno village	Pole Ravno Pole village
Offer Price (EUR)		2,604,000	3,240,000	3,200,000	259,000	2,100,000
Area (sq. m.)	1,734.38	1,237. 00	3,000.00	3,285.00	271.00	3,673.00
Offer Price (EUR/sq. m.)		2,105. 09	1,080.00	974.12	955.72	571.74
Deduction for Marketability (%)		-5%	-5%	-5%	-5%	-5%
Offer date		April 2024	April 2024	April 2024	April 2024	April 2024
Adjustment (%)		0%	0%	0%	0%	0%
Location	Novi Han village	Grigorevo village, Sofia District	Town of Elin Pelin	Town of Elin Pelin	Ravno Pole village	Ravno Pole village
Adjustment (%)		1%	-1%	-1%	1%	1%

Technical parameters

Construction type	prefabricated –bearing reinforced concrete columns and beams, enclosing walls are mounting panels	prefab	prefab	prefab	prefab	prefab
Adjustment (%)		0%	0%	0%	0%	0%
Year of construction	2009	no data	2023	2023	no data	no data
Adjustment (%)		0%	-1%	-1%	0%	0%
Surface area	1,734.38	1,237. 00	3,000.00	3,285.00	271.00	3,673.00
Adjustment (%)		0%	2%	2%	-1%	2%
Floor	1 floor	1 floor	1 floor	1 floor	1 floor	1 floor
Adjustment (%)		0%	0%	0%	0%	0%
Current condition
Current condition	very good	very good	very good	very good	good	good
Adjustment (%)		0%	0.00%	0.00%	2.00%	3.00%
Installations (electrical, plumbing, central heating, elevator, security system, etc.)	developed	developed	developed	developed	developed	developed
Adjustment (%)		0%	0%	0%	0%	0%
Additional premises (basement, storage, parkingsurface area of space, etc. )	Land Property with ID No. 52012.71.983 with surface area of 4,464 square meters	terrain with an area of 8,374 square meters	Zoned Land Property with surface area of 5,500 square meters	no data	plot of 1,376 sq. m.	Land Property with surface area of 9,065.00 square meters

Adjustment (%)		-3%	0%	0%	3%	-3%
Furniture:	yes	yes	yes	yes	yes	no
Adjustment (%)		0%	0%	0%	0%	0%

Final adjustment (%)		-7%	-5%	-5%	1%	-2%
Post-adjustment /square meters) value (EUR Analogs		/€ 1,957.74	€ 1,026.00	€ 925.42	960 .50 €	560 .30 €

Post-adjustment value (EUR/square meter) / Object of valuation:			BGN 2,124	EUR 1,086
market value PRODUCTION AND WAREHOUSE BUILDING:			BGN 3,683,820	EUR 1,883,520

[Translator’s note: 3,683,820 BGN is equal to USD 2,045,209 at the date of drafting this report.]

Analog 1	2,170 000 EUR, price is not inclusive of VAT, selling an industrial premise, Grigorevo village, Sofia District
1,237 square meters, ground floor, out of 2 total floors; Sale of production and warehouse facility, situated at the Podbalkanski Road in the direction of Varna, on , call: 0889999413
Source	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1p166481494990868&slink=aiv26v&f1=1
Analog 2	2,700,000 EUR, price is not inclusive of VAT, selling an industrial premise, town of Elin Pelin, Sofia District
3,000 square meters, We offer to your attention a project for industrial premises under construction (to be completed in 2023) , call.: 0888408055

Source	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1p166072005108776&slink=aiv26v&f1=1
Analog 3	3,200,000 EUR, selling an Industrial Premise, town of Elin Pelin, Sofia District
3,285 square meters, brick 2023, Unique Estates has the pleasure of presenting you with a newly developed logistics center, situated in the village of , call: 0882 300 400

Source	https://www,.imot.bg/pcgi/imot.cgi?act=5&adv=1p168750751352766&slink=aiv26v&f1=1
Analog 4	259,000 EUR, selling INDUSTRIAL PREMISE, Ravno Pole village, Sofia District AND
271 square meters, Heating Power Plant, Ravno Pole village, situated in the Sofia fields, which is where the name is derived from. Situated approximately 20 km away from downtown , telephone: 02/ 439 4000

Source	https://wwwLimoLbg/pcgi/imot.cgi?ac1^5&adv=1p171017093809288^
Analog 5	2,100,000 EUR, selling an Industrial Premise, Ravno Pole village, Sofia District
3,673 square meters, Verila Industrial Zone, Nebosklon Agency is selling an INDUSTRIAL COMPLEX (RLE I for production, warehouse and commercial operations , call: 0877811111

Source	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1p171110397599466&slink=aiv26v&f1=1

Valuation Expertise on Act No. 20240318194933-3/ 03/27/2024

Comparative Sales Method

Valuation site	Land property with identifier 52012.71.983, with address: Novi Han village, Elin Pelin Municipality, Sofia District, has surface area of 4,464 square meters, permanent designation of the territory – agricultural, permanent use method – for other type of production, storage site
	Site under valuation	Analog 1	Analog 2	Analog 3
Type of property	plot	plot	plot	plot

Address	Novi Han village	Town of Elin Pelin
Description of the property		Land Property	Land Property	Land Property

Offer Price (EUR)		200,000	460,000	360,000
Area (sq. m.)	4,464 .00	2,134 .00	4,800.00	4,861.00
Offer Price (EUR/sq. m.)		93.72	95.83	74.06
Deduction for Marketability (%)		-5%	-5%	-5%
Offer date		April 2024	April 2024	April 2024
Adjustment (%)		0%	0%	0%
Location	Novi Han village	Town of Elin Pelin	Ravno Pole village	Petkovo village
Adjustment (%)		-1%	1%	1%

Technical parameters

Urban planning indicators	for other type of production, storage site	industrial property in the industrial zone of the town of Elin Pelin	for warehouse industrial and commercial activities	for industrial construction
Adjustment (%)		0%	0%	0%
Surface area	4,464.00	2,134.00	4,800.00	4,861.00
Adjustment (%)		1%	0%	0%
View, accessibility, relief, shape	flat	flat	flat	flat
Adjustment (%)		0%	0%	0%
Designation	Zoned	Zoned	Zoned	Zoned
Adjustment (%)		0%	0%	0%
External connections (electrical. power supply, plumbing, gasification, central heating)	good	good	good	good
Adjustment (%)		0%	0%	0%
External connections (electrical. power supply, plumbing, gasification, central heating)	developed	no information	no information	no information
Adjustment (%)		0%	0%	0%
Miscellaneous:	built up	undeveloped	undeveloped	undeveloped
Adjustment (%)		-30%	-30%	-30%

Final adjustment (%)		-35%	-34%	-34%
Post-adjustment value (EUR/square meters) / Analogs		€ 60.92	€ 63,25	€ 48.88

Post-adjustment value:			113 BGN	58 EUR

Market value:			503,620 BGN	257,490 EUR

[Translator’s note: 503,620 BGN is equal to USD 279,605 at the date of drafting this report.]

Analog 1	200,000 EUR, price is not inclusive of VAT, selling a PLOT, town of Elin Pelin, Sofia District
2,134 square meters, Zoning, electricity, regulation, power supply, water, real property agency
Your Home offers to sell an industrial property in the industrial area , telephone: 0888237111
Source	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1r171196401440599&slink=aiv4nd&f1=1
Analog 2	460,000 EUR, selling a PLOT, Ravno Pole village, Sofia District
4,800 square meters, Zoning, Power Supply, Water, plot in Ravno pole village, situated in a warehouse industrial and commercial activities. The property is adjacent to other , telephone:
0885851885

Source	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1r163515076156570&slink=aiv4nd&f1=1
Analog 3	360 000 EUR, selling PLOT, Petkovo village, Sofia District
4861 square meters, Zoning, Electricity, Water, Agency HOUZEZ offers plot /Zoned Land
Estate/ in the village of Petkovo, Elin Pelin municipality . The plot is zoned, and has a village of
, telephone: 029963769

Source	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1r171222407507149&slink=aiv4nd&f1=1

Valuation Expertise on Act No. 20240318194933-3/ 03/27/2024

VISUAL MATERIALS

I, the undersigned translator Kaloyan Todorov Kirilov, do certify the translation from Bulgarian to English language of the document herewith, consisting of 16 (sixteen) pages, is true and correct.

ДО
МИНИСТЕРСТВО НА ПРАВОСЪДИЕТО
АГЕНЦИЯ ПО ВПИСВАНИЯТА

ЕКСПЕРТИЗА
за оценка на непарична вноска

По АКТ № 20240318194933/20.03.2024г.
На АГЕНЦИЯ ПО ВПИСВАНИЯТА

1. Фантина Рангелова Рангелова,
област София (столица), община Столична, гр.София, пощ. код 1000 бул./ул. ул. Султан тепе, No 1А, ел.поща: fantina_frp@abv.bg

2. Биянка Пенчева Пандева,
област София (столица), община Столична, гр.София, пощ. код 1680 ж.к. Овча Купел, бул./ул. ул. Франк Лойд Райт, No 1 ел.поща: bianka67@abv.bg

3. Любомир Панчев Мутафчиев,
област София (столица), община Столична, гр.София, пощ. код 1421 бул./ул. ул. "Милин камък", No 59, ел.поща: liybomir@gmail.com

I. ЗАДАЧА НА ЕКСПЕРТИЗАТА

С АКТ ЗА НАЗНАЧАВАНЕ НА ВЕЩИ ЛИЦА № 20240318194933/20.03.2024г., във връзка с Акт № 20240318194933-3/27.03.2024 г на основание чл.72, ал.2 от Търговския закон, Длъжностно лице по регистрация назначава оценителна експертиза **със задача: изготвяне на заключение за оценка на непарична вноска в капитала на 1. "НИКА ЮРЪП" ООД, ЕИК: 206925008**

вносители съдружници/акционери
"НИКА ФАРМАСЮТИКАЛС" ЕООД, ЕИК: 175420503
Вид на непаричната вноска: Право на собственост върху следните недвижими имоти:

- **Поземлен имот** с идентификатор **52012.71.983** (петдесет и две хиляди и дванадесет точка седемдесет и едно точка деветстотин осемдесет и три), по кадастралната карта и кадастралните регистри, одобрени със заповед РД-18-572/16.08.2019г. на Изпълнителния директор на АГКК, с последно изменение на кадастралната карта и кадастралните регистри, засягащо недвижимия имот от 06.07.2022г., с адрес: село Нови хан, община Елин Пелин, област София, **с площ от 4464** (четири хиляди четиристотин шестдесет и четири) **квадратни метра**, трайно предназначение на територията – **земеделска, начин на трайно ползване – за друг вид производствен, складов обект** , предишен идентификатор – няма, номер по предходен план 000983 (деветстотин осемдесет

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и три), при съседи: имоти с идентификатори 52012.71.329 (петдесет и две хиляди и дванадесет точка седемдесет и едно точка триста двадесет и девет), 52012.179.532 (петдесет и две хиляди и дванадесет точка сто седемдесет и девет точка петстотин тридесет и две), заедно с построената в поземления имот.

- **Сграда** с идентификатор **52012.71.983.1** (петдесет и две хиляди и дванадесет точка седемдесет и едно точка деветстотин осемдесет и три точка едно), по кадастралната карта и кадастралните регистри, одобрени със заповед РД-18-572/16.08.2019г. на Изпълнителния директор на АГКК, с последно изменение на кадастралната карта и кадастралните регистри, засягащо недвижимия имот от 06.07.2022г., с адрес: село Нови хан, община Елин Пелин, област София, разположена в Поземлен имот с идентификатор 52012.71.983 (петдесет и две хиляди и дванадесет точка седемдесет и едно точка деветстотин осемдесет и три), **с площ на сградата от 1551** (хиляда петстотин петдесет и един) **квадратни метра, брой етажи 1** (един), предназначение: **Селскостопанска сграда**, предишен идентификатор – няма, номер по предходен план – няма, при съседи на имота по документ за собственост: от изток – път; от север – път; от запад – път; от юг – имот No 000329

II. ОСНОВАНИЕ ЗА ИЗВЪРШВАНЕ НА ОЦЕНКА

Настоящата оценка се извършва на основание чл. 72, ал. 2 от ТЗ.

Дата на оценката

Оценката е извършена към **08.04.2024 г.**

III. ИЗТОЧНИЦИ НА ИНФОРМАЦИЯ

За целите на експертизата бяха използвани и проверени следните източници на информация:

1. Акт за назначаване на вещи лица **№ 20240318194933/20.03.2024г.**
2. Искане от Ника Фармасютикалс ЕООД до Агенция по вписванията за назначаване на вещи лица за оценка на непарична вноска
3. Нотариален акт за право на собственост върху недвижим имот на основание давностно владение № 140, том 3, рег. № 2931, дело 457/2005г.
4. Нотариален акт за покупко-продажба на недвижим имот № 28, том 7, рег. № 6094, дело 1131/2007г.
5. Нотариален акт за право на собственост върху недвижим имот № 50, том 2 , рег. № 944, дело 190/2010г.
6. Разрешение за строеж №255/07.08.2009 на Община Елин Пелин
7. Удостоверение 01/07.01.2010 год. за въвеждане в експлоатация на строеж: „Преустройство на съществуващо стоманобетоново хале в производствено-складова база за обработка на камък“.
8. Скица № 15-752815-06.07.2022г. на поземлен имот с идентификатор 52012.71.983
9. Скица № 15-752804-06.07.2022г. на сграда с идентификатор 52012.71.983.1
10. Оглед извършен на място; Информация от агенции за недвижими имоти и интернет сайтове

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IV. ОГРАНИЧИТЕЛНИ УСЛОВИЯ И ДОПУСКАНИЯ

Настоящата експертиза, както и съдържащите се в нея анализи, обобщения и заключения, са направени въз основа на следните ограничителни условия:

- Оценителите в тази оценка са се позовали изцяло на данни, факти и документация, предоставени от възложителя и/или собственика на имотите, обект на оценката, като те се считат за достоверни и не са проверявани допълнително;
- Отговорността за предоставената информация се носи изцяло от възложителя и/или собственика на недвижимите имоти;
- Вещите лица допускат, че получената изходна информация е пълна, точна и вярна;
- Вещите лица не носят отговорност за подадена непълна, неточна, или погрешна информация, макар да са положили усилия за нейното проверяване и сравняване;
- Анализите и стойностите, представени в настоящата оценка, са приложими само за конкретната цел, отразена в доклада и не могат да бъдат използвани извън контекста на същия;
- При изготвянето на настоящата оценителна експертиза не е извършван правен или друг вид анализ на обекта на оценка, извън приложените процедури и методология, описани в настоящия документ;
- Информацията, преценките и мненията, съдържащи се в настоящата оценка и получени от източници извън подписалите доклада, се приемат за достоверни и не са били независимо проверявани;
- Отговорността на вещите лица във връзка с настоящата експертиза е ограничена до размера на възнаграждението, получено за нейното изготвяне, съгласно Акта за назначаване на вещи лица;
- Вещите лица, подписали настоящия доклад, нямат настоящ или бъдещ интерес към предмета на оценка;
- Вещите лица не са свързани лица с възложителя, собственика или ползвателя на обекта на оценката по смисъла на § 1, т. 3 от Данъчноосигурителния процесуален кодекс и нямат задължения към същите.

При изготвяне на доклада са спазени изискванията на:

- Търговски закон – чл. 72 и чл. 73;
- Закон за независимите оценители;
- Действащи стандарти за оценяване - Български стандарти за оценяване /БСО/ в сила от 01.06.2018 г.;
- Кодекса за професионална етика на Камарата на независимите оценители;

Вещите лица, подписали настоящия доклад, нямат настоящ или бъдещ интерес към предмета на оценка.

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V. КОНСТАТИВНО-СЪОБРАЗИТЕЛНА ЧАСТ

V.1.КРАТКО ПРЕДСТАВЯНЕ НА СТРАНИТЕ

НИКА ФАРМАСЮТИКАЛС ЕООД

1. ЕИК	175420503
2. Фирма	НИКА ФАРМАСЮТИКАЛС
3. Правна форма	Еднолично дружество с ограничена отговорност
5. Седалище и адрес на управление	Област: София (столица), Община: Столична Населено място: гр. София, п.к. 1680 р-н Красно село бул./ул. Нишава № 61А, ет. 3, ап. 6
6. Предмет на дейност	Производство и търговия с фармацевтични продукти и медикаменти, лекарствени препарати, субстанции, козметика, химически и хранителни продукти, хранителни добавки, козметични средства; внос и износ, реекспорт; търговско представителство и посредничество, както и всички други дейности незабранени със закон, а за тези от тях, за които се изисква разрешителен или лицензионен режим – след съответното разрешение или лиценз.
7. Управител	Димитър Славчев Савов
23. Едноличен собственик на капитала	Димитър Славчев Савов
КАПИТАЛ	
31. Размер	5 000 лв.
32. Внесен капитал	5 000 лв.

Капиталът на дружеството е в размер на 5 000 /пет хиляди/ лева, разпределен в 100 /сто/ равни дяла с номинална стойност 50 /петдесет/ лева всеки.

НИКА ЮРЪП ООД

1. ЕИК	206925008
2. Фирма	НИКА ЮРЪП
3. Правна форма	Дружество с ограничена отговорност
4. Седалище и адрес на управление	Област: София (столица), Община: Столична Населено място: гр. София, п.к. 1680 р-н Красно село бул./ул. Нишава № 61А, ет. 3, ап. 6

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5. Предмет на дейност	Производство и търговия на фармацевтични продукти, търговия на едро и дребно, покупка на стоки и други вещи с цел продажба в първоначален, преработен или обработен вид, търговска дейност /вкл. внос и износ/, складова дейност, отдаване под наем на движимо и недвижимо имущество, търговско представителство и агентство на български и чуждестранни физически и юридически лица в страната и чужбина, както и всяка друга дейност, незабранена от закона.
6. Управител	Димитър Славчев Савов
7. Съдружници	Димитър Славчев Савов, Държава: БЪЛГАРИЯ, Размер на дяловото участие: 100 лв. Ника Фармасютикълс, Инк., Идентификация 2004119512, Чуждестранно юридическо лице, Държава: САЩ, Размер на дяловото участие: 200 лв. НИКА БАЙОТЕХНОЛОДЖИ, ИНК., Идентификация NV19991213, Чуждестранно юридическо лице, Държава: САЩ, Размер на дяловото участие: 200 лв.
КАПИТАЛ	
31. Размер	500 лв.
32. Внесен капитал	500 лв.

Капиталът на дружеството е в размер на 500 /петстотин лева/, разпределен в 500 / петстотин / равни дяла, с номинална стойност по 1 /един/ лев всеки, както следва:

- Димитър Славчев Савов – собственик на 100 /сто/ дяла с номинална стойност 1 /един/ лев всеки, на обща номинална стойност 100 /сто/ лева,съответстващи на 20%/двадесет процента/ от капитала на дружеството

- Ника Фармасютикълс, Инк, с идентификационен номер 2004119512- собственик на 200 /двеста/ дяла с номинална стойност 1 /един/ лев всеки, на обща номинална стойност 200 /двеста/ лева, съответстващи на 40%/четиридесет процента/ от капитала на дружеството

- Ника Байотехнолоджи, Инк, с идентификационен номер NV19991213- собственик на 200 /двеста/ дяла с номинална стойност 1 /един/ лев всеки, на обща номинална стойност 200 /двеста/ лева, съответстващи на 40%/ четиридесет процента / от капитала на дружеството.

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V.2 КОНСТАТАЦИИ ВЪЗ ОСНОВА НА ОГЛЕД, ДОКУМЕНТИ ЗА СОБСТВЕНОСТ, МЕСТОПОЛОЖЕНИЕ И ИНФРАСТРУКТУРА, КАДАСТРАЛЕН И РЕГУЛАЦИОНЕН СТАТУТ, ОПИСАНИЕ НА ОЦЕНЯВАНИТЕ ОБЕКТИ

Местоположение

Имотът, предмет на оценка се намира в с.Нови хан, община Елин Пелин Софийска област, на 24 км от гр. София. Районът, където е разположен обектът на оценката е обособен като индустриална зона – в началото на селото, откъм Гара Елин Пелин – бивш стопански двор. Характеризира се със складово- производствени сгради, обслужващи различни дейности. Районът е с добра развита инфраструктура: водопровод, електрификация, газ, улици с трайна настилка. Няма канализация – отходните води заустват в изгребни септични ями. Транспортната достъпност е много добра.

Отец Паисий
Червен Бряг
Синчец
Бреза
Съединение
Милин Камък

Кадастрален ирегулационен статут

ПОЗЕМЛЕН ИМОТ

Поземлен имот с идентификатор 52012.71.983, с адрес: селоНови хан, община Елин Пелин, област София е **с площ от 4 464 кв. м,** трайно предназначение натериторията – **земеделска,** начин на трайно ползване – за **друг вид производствен, складов обект** и при съседи: имоти с идентификатори 52012.71.329, 52012.179.532 и от три страни улици.

Оценяваният поземлен имот е с правоъгълна форма в план, с денивелация, което е довело до неговото терасиране на две нива посредством рампа и стълби. От всички страни имотът е ограден с метална ограда – колони и метални пана. Изпълнена е вертикалната планировка – свободната част от дворното място е изцяло бетонирано.

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Кадастрална справка
Източник: https://kais.cadastre.bg/bg/Map

Поземлен имот 52012.71.983, област София, община Елин Пелин, с. Нови хан, вид собств. Частна обществени организации, вид територия Земеделска, НТП За друг вид производствен, складов обект, площ 4464 кв. м, стар номер 000983, Заповед за одобрение на КККР № **РД-18-572/16.08.2019** г. на ИЗПЪЛНИТЕЛЕН ДИРЕКТОР НА АГКК

Справка в ОУП на община Елин Пелин
Източник: http://www.elinpelin.org/,
Съгласно Общия устройствен план /ОУП/ парцелът е урбанизирана територията и попада в зона Смф.

с. Нови хан
III-105

	СМЕСЕНА МНОГОФУНКЦИОНАЛНА УСТРОЙСТВЕНА ЗОНА – (СМФ)			
	макс. плътност на застр. в %	макс. Кинт	мин. озеленена площ	макс. кота корниз в м
	60	2,0	30	до 15

За застрояване с производствени, складови, жилищни, административни, търговски и обслужващи сгради, работилници и др. Не се допускат производства с вредни отделяния и влияния върху околната среда. Допуска се изграждане на жилищни сгради, както и общежития за персонала в предприятията, магазини и заведения за обществено хранене, здравни заведения, професионално-технически училища и професионални бази. Мин. 20 % от УПИ е с висока дървесна растителност. Устройствените показатели за тези имоти се определят с ПУП, но не могат да надвишават пределно допустимите стойности, определени в чл.7, ал. (2) от Наредба 19 за СЗЗбПП на МЗХ и МРРБ и с ОУПО Елин Пелин. Ограниченията във височината на застрояване не важи за производствени сгради, чиято технология изисква по-голяма височина. Пределно допустимите устройствени показатели са съобразени с Глава пета от Наредба №7 за правила и нормативи за устройство на отделните видове територии и устройствени зони от 22 декември 2003 г. (Изм., ДВ, бр. 21 от 2013 г.).

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Оценителна експертиза по Акт № 20240318194933-3/27.03.2024

СГРАДА

Сграда с идентификатор 52012.71.983.1, разположена в поземлен имот 52012.71.983 е с производствени функции. Първоначално същата е била краварник, но през 2010 год. е извършено преустройство и реконструкция. Строителните дейности се основават на:

- Разрешение за строеж № 255/07.08.**2009 год.,** издадено от община Елин Пелин;
- Удостоверение 01/07.01.2010 год. за въвеждане в експлоатация на строеж: **„Преустройство на съществуващо стоманобетоново хале в производствено-складова база за обработка на камък“.**

Застроената площ на сградата е 1551 кв.м, тераса, изградена по цялата западна фасада **с площ от 49 кв.м** и частичен втори етаж (заемащ част от вътрешния обем на сградата) със застроена площ от 134,38 кв.м. Така **общата разгъната застроена площ след преустройството става 1734,38 кв.м.**

Кадастрална справка

Източник: https://kais.cadastre.bg/bg/Map

XII

Сграда 52012.71.983.1, област София, община Елин Пелин, с. Нови хан, вид собств. Частна обществени организации, функц. предн. Селскостопанска сграда, брой етажи 1, застроена площ 1551 кв. м, Заповед за одобрение на КККР **№ РД-18-572/16.08.2019 г.** на ИЗПЪЛНИТЕЛЕН ДИРЕКТОР НА АГКК

Конструкцията на производствената сграда е сглобяема – носещи стоманобетонови колони и греди, ограждащите стени са монтажни панели. Представлява еднообемно **хале.** Покривът е изпълнен от стоманобетонни покривни панели. Фасадите на производствената сграда са с топлоизолация, мазилка и боя. Дограмата е алуминиева.

Вътрешното разпределение на производствената сграда е следното:

- Частичен втори етаж за административни нужди – разделен на отделни офиси, кухненска част и санитарен възел;
- Две големи обособени пространства във вътрешния обем на сградата и няколко по-малки такива с различно предназначение – главно ел.табло, газов котел, склад, санитарен възел и др.

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Оценителна експертиза по Акт № 20240318194933-3/27.03.2024

±0.00=616.00
СЪЩЕСТВУВАЩА СГРАДА

Снимка от разпределението на производствената сграда.

Вътрешното оформление е следното:

- Подови настилки – саморазливна антибактериална настилка в основната сграда, саморазливна настилка тип мозайка и теракота в офисната част и теракота в санитарни възли;
- Стени – мазилка и боя, фаянс в санитарни възли;
- Тавани – боя по покривните панели.

От елементите на инженерната инфраструктура са изпълнени: централен водопровод, канализационна мрежа, която заувства в голяма изгребна септична яма, газификация. Сградата разполага със собствен трафопост с капацитет 400kV. В момента отоплението е решено с климатици, като се предвижда изграждането на фотоволтаични панели по покрива, които да задоволяват нуждите от електричество на обекта.
Съвсем наскоро е извършен ремонт – вътрешно пребоядисване на стените и таваните.
Техническото и експлоатационно състояние на производствената сграда се определя на **много добро.**

VI. ОЦЕНКА НА НЕПАРИЧНАТА ВНОСКА

1. Стандарт на стойността

- Оценката е изготвена при съблюдаване изискванията на Българските стандарти за оценяване /БСО/, в сила от 01.06.2018 г., съгласно Закона за независимите оценители /ЗНО/ и са задължителни за прилагане от независимите оценители вписани в публичния Регистър на КНОБ.

Определения свързани с базата на стойността, съгласно БСО:

„Стойност“ за целите на оценяването на обекти/ активи, представлява становище на независим оценител, отразяващо ползата и ценността на обекта/ актива, изразена в пари, за конкретна цел, в определен момент от време и в условията на конкретен пазар и при отчитане на съотносими обстоятелства в хода на оценяването.

„Пазарната стойност“ отразява данни и обстоятелства, свързани с възможната пазарна реализация на оценявания обект/ актив. Пазарната стойност не отчита характеристики и/или предимства на даден обект/ актив, които имат стойност за конкретен собственик или конкретен купувач, а отразява характеристики и/или предимства, отнасящи се до физически, технически, технологични, географски, икономически, юридически и други съществени обстоятелства за оценявания обект/ актив.

Дефиниции:

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Оценителна експертиза по Акт № 20240318194933-3/27.03.2024

Недвижими имоти - в БСО под понятието „недвижими имоти" се разбират недвижимите имоти в урбанизирани територии, както и сгради и строителни съоръжения в други територии.

Поземлен имот - част от територията, включително и тази, която трайно е покрита с вода, определена с граници съобразно правото на собственост.

Урегулиран поземлен имот - поземлен имот, за който с подробен устройствен план са определени граници, достъп от улица, път или алея, конкретно предназначение и режим на устройство.

2. Подход на оценяване

Използван е Сравнителен подход *при ползване* ***метода на пазарните сравнения (аналози)***

Сравнителният подход извежда стойност, като сравнява обекта/актива, предмет на оценка, с идентични или сходни/подобни обекти/активи, за които е налична ценова информация.

3. Заключение

На база изготвената от вещите лица оценка на недвижим имот – **Поземлен имот** с идентификатор **52012.71.983**, село Нови хан, община Елин Пелин, област София, **с площ от 4464 квадратни метра**, трайно предназначение на територията – **земеделска, начин на трайно ползване – за друг вид производствен, складов обект**, заедно с **построената в поземления имот и Сграда** с идентификатор **52012.71.983.1**, село Нови хан, община Елин Пелин, област София с преустройство на съществуващо стоманобетоново хале в **производствено-складова база за обработка на камък със ЗП = 1551 кв.м, тераса,** изградена по цялата западна фасада с **площ от 49 кв.м и частичен втори етаж** (заемащ част от вътрешния обем на сградата) **със ЗП = 134,38 кв.м. Общата РЗП след преустройството става 1734,38 кв.м, собственост на "НИКА ФАРМАСЮТИКАЛС" ЕООД, ЕИК: 175420503,** подробно описан в настоящата експертиза и в резултат от прилагане на ***Метода на пазарните сравнения (аналози)*** *(виж по-долу приложените изчисления в табличен вид)* **е** определена **Пазарна стойност със закръгление на оценявания имот** *в размер на:*

3 683 800 ЛЕВА или **1 883 500 EUR**

в това число:

ЗА **СГРАДАТА: 3 180 200 ЛЕВА**
ЗА **ПРИЛЕЖАЩ ТЕРЕН: 503 600 ЛЕВА**

Оценката на непарична вноска в капитала на "НИКА ЮРЪП" ООД, ЕИК:206925008, формирана от стойността на предложените за апорт недвижими имоти, възлиза със закръгление на:

възлиза ОБЩО на 3 683 800 лв.
(три милиона шестстотин осемдесет и три хиляди и осемстотин лева)

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Оценителна експертиза по Акт № 20240318194933-3/27.03.2024

4. Разпределение на дяловете

СРЕЩУ НЕПАРИЧНАТА ВНОСКА ОТ 3 683 800 ***(ТРИ МИЛИОНА ШЕСТОТИН ОСЕМДЕСЕТ И ТРИ ХИЛЯДИ И ОСЕМСТОТИН)*** **ЛЕВА, вносителите съдружници/акционери** "НИКА ФАРМАСЮТИКАЛС" ЕООД, ЕИК: 175420503 **МОЖЕ ДА УЧАСТВАТ В КАПИТАЛА НА"НИКА ЮРЪП" ООД, ЕИК: 206925008, РАЗПРЕДЕЛЕН КАКТО СЛЕДВА:**

3 683 800 (три милиона шестстотин осемедесет и три хиляди и осемстотин) броя дружествени дялове с номинална стойност 1 лев, всеки един.

368 380 (триста шестедесет и осем хиляди триста и осемдесет) броя дружествени дялове с номинална стойност 10 лева, всеки един.

36 838 (тридесет и шест хиляди осемстотин тридесет и осем) броя дружествени дялове с номинална стойност 100 лева, всеки един.

София, април 2024 г. Вещи лица:

Фантина Рангелова Рангелова

Биянка Пенчева Пандева

Любомир Панчев Мутафчиев

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Оценителна експертиза по Акт № 20240318194933-3/27.03.2024

Метод на Сравнителните продажби

Обект на оценяване	**Сграда с идентификатор 52012.71.983.1**, разположена в поземлен имот 52012.71.983.1 е с производствени функции. „Преустройство на съществуващо стоманобетоново хале в **производствено-складова база за обработка на камък**". ЗП на сградата е 1551 кв.м, тераса, изградена по цялата западна фасада с площ от 49 кв.м и частичен втори етаж (заемащ част от вътрешния обем на сградата) със ЗП от 134,38 кв.м. Така общата РЗП след преустройството е 1734,38 кв.м. , построена в **Поземлен имот с идентификатор 52012.71.983 с площ от 4 464 кв.м.**, село Нови хан, община Елин Пелин, област София

	Оценяван обект	Аналог 1	Аналог 2	Аналог 3	Аналог 4	Аналог 5
Вид имот	производствена сграда	производствена сграда	производствена сграда	производствена сграда	производствена сграда	производствена сграда
Адрес	*с. Нови Хан*	*с. Григорево, област София*	*гр. Елин Пелин*	*гр. Елин Пелин*	*с. Равно поле*	*с. Равно поле*
Офертна цена (EUR)		2 604 000	3 240 000	3 200 000	259 000	2 100 000
Площ (кв.м)	1 734,38	1 237,00	3 000,00	3 285,00	271,00	3 673,00
Офертна цена (EUR/кв.м)		2 105,09	1 080,00	974,12	955,72	571,74
Отчисление за офертност (%)		-5%	-5%	-5%	-5%	-5%
Дата на офертата		апр.24	апр.24	апр.24	апр.24	апр.24
Корекция (%)		0%	0%	0%	0%	0%
Местоположение	с. Нови Хан	с. Григорево, област София	гр. Елин Пелин	гр. Елин Пелин	с. Равно поле	с. Равно поле
Корекция (%)		1%	-1%	-1%	1%	1%
Технически параметри						
Тип конструкция	сглобяема – носещи стоманобетонови колони и греди, ограждащите стени са монтажни панели	сглобяема	сглобяема	сглобяема	сглобяема	сглобяема
Корекция (%)		0%	0%	0%	0%	0%
Година на строителство	2009	няма данни	2023	2023	няма данни	няма данни
Корекция (%)		0%	-1%	-1%	0%	0%
Площ	1734,38	1237,00	3000,00	3285,00	271,00	3673,00
Корекция (%)		0%	2%	2%	-1%	2%
Етаж	1 етаж	1 етаж	1 етаж	1 етаж	1 етаж	1 етаж
Корекция (%)		0%	0%	0%	0%	0%
Текущо състояние						
Текущо състояние	много добро	много добро	много добро	много добро	добро	добро
Корекция (%)		0%	0,00%	0,00%	2,00%	3,00%
Инсталации (Ел, ВиК, ТЕЦ, асансьор, СОТ, др.)	изградени	изградени	изградени	изградени	изградени	изградени
Корекция (%)		0%	0%	0%	0%	0%
Допълнителни помещения (мазе, склад, паркомясто, др.)	ПИ с ид.№ 52012.71.983 с площ от 4 464 кв.м.	терен с площ от 8374м2	УПИ с площ от 5500 кв.м.	няма данни	парцел с площ от 1376 кв.м	ПИ с площ 9 065.00 кв.м.
Корекция (%)		-3%	0%	0%	3%	-3%
Обзавеждане:	да	да	да	да	да	не
Корекция (%)		0%	0%	0%	0%	0%
Крайна корекция (%)		-7%	-5%	-5%	1%	-2%
Стойност след корекции (EUR/кв.м) / Аналози		€ 1 957,74	€ 1 026,00	€ 925,42	€ 960,50	€ 560,30

Стойност след корекции (EUR/кв.м) / Обект на оценката :	**2 124 BGN**	**1 086 EUR**	
азарна стойност ПРОИЗВОДСТВЕНО-СКЛАДОВА СГРАДА:	**3 683 820 BGN**	**1 883 520 EUR**	

Аналог 1	2 170 000 EUR, Цената е без ДДС, Продава ПРОМ. ПОМЕЩЕНИЕ, с. Григорево, област София 1237 кв.м, Партер ет. от 2, Продажба на производствено-складова база, която се намира на Подбалканския път с посока Варна, на 5 ..., тел.: 0889999413
Източник	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1p165461494990668&slink=aiv26v&f1=1
Аналог 2	2 700 000 EUR, Цената е без ДДС, Продава ПРОМ. ПОМЕЩЕНИЕ, гр. Елин Пелин, област София 3000 кв.м, Предлагаме на Вашето внимание проект за промишлено помещение в строеж (ще бъде завършен през 2023г.) ..., тел.: 0888408055
Източник	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1p166072005108776&slink=aiv26v&f1=1
Аналог 3	3 200 000 EUR, Продава ПРОМ. ПОМЕЩЕНИЕ, гр. Елин Пелин, област София 3285 кв.м, Тухла 2023 г., Unique Estates има удоволствието да ви представи новоизграден логистичен център, находящ се в с. Гар ..., тел.: 0882 300 400
Източник	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1p168750751352766&slink=aiv26v&f1=1
Аналог 4	259 000 EUR, Продава ПРОМ. ПОМЕЩЕНИЕ, с. Равно поле, област София 271 кв.м, ТЕЦ, Равно поле е разположено в равното Софийско поле, откъдето идва и името му. Намира се на 20 км от це ..., тел.: 02/ 439 4000
Източник	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1p171017093809266&slink=aiv26v&f1=1
Аналог 5	2 100 000 EUR, Продава ПРОМ. ПОМЕЩЕНИЕ, с. Равно поле, област София 3673 кв.м, промишлена зона 'Верила', Агенция Небосклон, продава, ПРОМИШЛЕН КОМПЛЕКС (УПИ I за производствена, складова и търговска дейн ..., тел.: 0877811111
Източник	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1p171110397599466&slink=aiv26v&f1=1

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Оценителна експертиза по Акт № 20240318194933-3/27.03.2024

Метод на Сравнителните продажби

Обект на оценяване	**Поземлен имот с идентификатор 52012.71.983**, с адрес: село Нови хан, община Елин Пелин, област София е с площ от 4 464 кв. м, трайно предназначение на територията – земеделска, начин на трайно ползване – за друг вид производствен, складов обект

	Оценяван обект	Аналог 1	Аналог 2	Аналог 3
Вид имот	**парцел**	**парцел**	**парцел**	**парцел**
Адрес	*с. Нови Хан*	*гр. Елин Пелин*		
Описание на имота		Поземлен имот	Поземлен имот	Поземлен имот
Офертна цена (EUR)		200 000	460 000	360 000
Площ (кв.м)	4 464,00	2 134,00	4 800,00	4 861,00
Офертна цена (EUR/кв.м)		93,72	95,83	74,06
Отчисление за офертност (%)		-5%	-5%	-5%
Дата на офертата		апр.24	апр.24	апр.24
Корекция (%)		0%	0%	0%
Местоположение	с. Нови Хан	гр. Елин Пелин	с. Равно поле	с. Петково
Корекция (%)		-1%	1%	1%
Технически параметри				
Градоустройствени показатели	за друг вид производствен, складов обект	промишлен имот в индустриалната зона на гр. Елин Пелин	за складова промишлена и търговска дейност	за промишлено строителство
Корекция (%)		0%	0%	0%
Площ	4 464,00	2 134,00	4 800,00	4 861,00
Корекция (%)		1%	0%	0%
Изглед, достъпност, релеф, форма	**равнинен**	равнинен	равнинен	равнинен
Корекция (%)		0%	0%	0%
Предназначение	**урбанизирана**	**урбанизирана**	**урбанизирана**	**урбанизирана**
Корекция (%)		0%	0%	0%
Външни връзки (ел. захранване, ВиК, газификация, ТЕЦ)	**добро**	добро	добро	добро
Корекция (%)		0%	0%	0%
Външни връзки (ел. захранване, ВиК, газификация, ТЕЦ)	**изградени**	няма информация	няма информация	няма информация
Корекция (%)		0%	0%	0%
Друго:	**застроен**	незастроен	незастроен	незастроен
Корекция (%)		-30%	-30%	-30%
Крайна корекция (%)		-35%	-34%	-34%
Стойност след корекции (EUR/кв.м) / Аналози		€ 60,92	€ 63,25	€ 48,88

Стойност след корекции :	**113 BGN**	**58 EUR**
Пазарна стойност :	**503 620 BGN**	**257 490 EUR**

Аналог 1	200 000 EUR, Цената е без ДДС, Продава ПАРЦЕЛ, гр. Елин Пелин, област София 2134 кв.м, Регулация, Ток, Вода, Агенция за недвижими имоти Твоят Дом , предлага за продажба промишлен имот в индустриалната зона на ..., тел.: 0888237111
Източник	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1r171196401440599&slink=aiv4nd&f1=1
Аналог 2	460 000 EUR, Продава ПАРЦЕЛ, с. Равно поле, област София 4800 кв.м, Регулация, Ток, Вода, Парцел в с.Равно поле,подходящ за складова промишлена и търговска дейност.Имота граничи с други дейс ..., тел.: 0885851885
Източник	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1r163515076156570&slink=aiv4nd&f1=1
Аналог 3	360 000 EUR, Продава ПАРЦЕЛ, с. Петково, област София 4861 кв.м, Регулация, Ток, Вода, Агенция HOUZEZ предлага парцел/УПИ/ в с. Петково, общ. Елин Пелин. Парцелът е в регулация и е с пре ..., тел.: 029963769
Източник	https://www.imot.bg/pcgi/imot.cgi?act=5&adv=1r171222407507149&slink=aiv4nd&f1=1

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Оценителна експертиза по Акт № 20240318194933-3/27.03.2024

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Оценителна експертиза по Акт № 20240318194933-3/27.03.2024

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